1415 Wyckoff Road, P.O. Box 1468, Wall, NJ 07719

DATE:	July 24, 2003	CONTACT:	Roseanne Koberle (media) 732.938.1112 - or - Dennis Puma (investors) 732.938.1229

NJR REPORTS FISCAL THIRD-QUARTER AND
YEAR-TO-DATE EARNINGS

WALL, N.J. – New Jersey Resources Corporation (NYSE: NJR) today reported quarterly and fiscal year-to-date results. Earnings per share for the nine months ended June 30, 2003, increased 15 percent to $2.55, compared with $2.21 for the same period last year. For the third quarter ended June 30, 2003, earnings per share were $.16, compared with $.18 for the same period last year. Last year’s quarterly results included a gain of $.02 per share from the sale of real estate. The Company attributes its strong nine-month financial performance to continued profitable customer growth and colder weather at its principal subsidiary, New Jersey Natural Gas Company (NJNG), and continued strong contributions from its unregulated wholesale energy services subsidiary, NJR Energy Services Company (NJRES).

“Our business model continues to provide outstanding results, both at NJNG and NJRES,” said Laurence M. Downes, chairman and CEO of NJR. “Our employees’ hard work and dedication have put us on solid footing to achieve our 12th consecutive year of earnings growth, a record unparalleled in our industry,” Mr. Downes said.

NJR’s financial and operational highlights included:

•	Higher Net Income and Earnings per Share – For the nine months ended June 30, 2003, NJR earned $69 million, or $2.55 per share, compared with $59.4 million, or $2.21 per share, last year. NJNG earned $58.2 million for the nine-month period, compared with $51.4 million last year, driven primarily by its continued profitable customer growth and colder weather. NJRES reported an 84 percent increase in earnings to $11 million, compared with $6 million last year, reflecting increased storage and capacity utilization. For the three months ended June 30, 2003, NJR earned $4.5 million, or $.16 per share, compared with $4.8 million, or $.18 per share, last year. Last year’s results for the quarter included a gain of $.02 per share, which was included in Other income, from the sale of an asset by Commercial Realty and Resources Corp., NJR’s real estate subsidiary.

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NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

•	Strong Customer Growth at NJNG – During the first nine months of the fiscal year, NJNG added approximately 1.4 billion cubic feet (Bcf) of new firm throughput, which is expected to generate about $4.3 million of gross margin. NJNG expects to maintain its approximately 3 percent annual customer growth rate in fiscal 2003, well above the national average for natural gas distribution companies. About 35 percent of those new customers are expected to convert from other fuels. For the entire fiscal year, NJNG expects to add more than 2 Bcf of firm sales representing more than $6 million of annual gross margin. Gross margin is defined as gas revenues less gas purchases, sales tax and a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than does revenue since gas costs, sales tax and TEFA are passed through to customers, and therefore have no effect on gross margin. Gas costs are charged to operating expenses on the basis of therm sales at the rates included in NJNG’s Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover gas costs that exceed the level reflected in its base rates. Sales tax is calculated at 6 percent of revenue and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales.

•	Cold Weather – For the nine months ended June 30, 2003, weather was 14 percent colder than normal and 31 percent colder than last year. Weather for the third quarter was 29 percent colder than normal and 37 percent colder than last year. “Normal” weather is based on 20-year average temperatures. The impact of the weather is significantly offset by NJNG’s weather-normalization clause (WNC), which is designed to smooth out year-to-year fluctuations that may result from changing weather patterns on both NJNG’s gross margin and customers’ bills. As a result of the colder-than-normal weather, NJNG has deferred $8.9 million of gross margin during the first nine months of this fiscal year under the WNC for future credit to customers. Since the WNC does not mitigate the full impact of the weather, this year’s cold weather resulted in approximately $4.6 million of additional gross margin beyond the amount covered by the WNC. Last year, due to 17 percent warmer-than-normal weather, $16.4 million of gross margin was accrued for future recovery under the WNC, and approximately $6.2 million of gross margin was not covered by the WNC.

•	Off-System Sales and Capacity Management Programs – Sales from the off-system and capacity management programs declined 80 percent and 60 percent for the three and nine months ended June 30, 2003, respectively, compared with the same periods last year. The decline in sales and related revenues were due to colder weather which required more of NJNG’s capacity to be used for firm sales. Gross margins from these programs increased $359,000 and $407,000 for the three and nine months ended June 30, 2003, respectively, compared with the same periods last year, due to an increase in the value of available capacity. NJNG shares the gross margins earned from off-system sales, capacity release and portfolio-enhancement programs with customers and shareowners, based on a formula that is in effect until October 31, 2003.

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NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

NJNG customers have saved nearly $202 million on their natural gas bills, or approximately 5 percent annually, since these programs began in 1992. NJNG has filed for extension of its off-system sales and capacity release incentives through fiscal 2008, as well as new incentives related to storage and capacity programs, which support its goals of reliability, price stability and affordability.

•	Ocean Peaking Power Agreement Signed – In June 2003, the state Board of Public Utilities approved a 10-year transportation agreement between NJNG and Ocean Peaking Power, LLC to provide service to a new natural gas-fired electric generation plant adjacent to its existing cogeneration plant in Lakewood, N.J. Gross margins from these sales over the first four years will be shared with customers and NJNG on a 50/50 basis. NJNG’s transportation agreement with Ocean Peaking Power will benefit customers by providing additional credits against gas costs, with sales principally made during non-peak times. These savings contribute to NJNG’s efforts to manage gas costs as part of its continuing commitment to offer customers the best possible price.

•	Wholesale Energy Services – NJRES’s portfolio of transportation and storage assets, which is substantially hedged, has been tailored to provide opportunities to increase gross margin in volatile wholesale natural gas markets. Revenue and earnings for NJRES during the first nine months of the fiscal year benefited from volatile wholesale prices this past winter, which contributed to increased basis, financial and daily trading gross margins. Natural gas sold or managed under these transactions totaled 260 Bcf for the nine months ended June 30, 2003, a 13 percent increase over the same period last year. Natural gas sold or managed under these transactions totaled 44 Bcf for the three months ended June 30, 2003, a 47 percent decrease over the same period last year. The decrease in volume during the quarter was due to lower gas in storage, resulting from colder winter weather, and changes in the transportation portfolio.

•	Post-Retirement Benefit Costs – At September 30, 2002, changes in both economic conditions and the assumptions regarding the discount rate and return on plan assets required the Company to record an additional minimum pension liability of $14.8 million. During fiscal 2003, NJR improved the funded level of the pension plans by making cash contributions of $7.4 million. Due to the Company’s strong financial profile, these contributions did not have a significant negative impact to the company’s financial condition nor hinder its access to capital.

•	Moody’s Investor Service – During the quarter, Moody’s Investor Service placed the long-term debt ratings of NJNG under review for possible upgrade. Moody’s cited NJNG’s successive string of earnings and cash flow improvements over the past few years and NJNG’s ability to gradually reduce overall debt, with the consequence of reducing financial leverage, as reasons for the consideration. Moody’s currently rates NJNG’s senior-secured debt A-2. Moody’s also confirmed NJNG’s Prime-1 commercial paper rating.

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NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

New Jersey Resources Corporation (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its largest subsidiary, New Jersey Natural Gas (NJNG), is one of the fastest-growing local distribution companies in the United States, serving nearly 450,000 customers in central and northern New Jersey. NJNG is the low-cost provider of natural gas in the state and ranks highest in customer satisfaction for the Eastern U.S. Region in the J.D. Power and Associates 2002 Gas Utility Residential Customer Satisfaction Study.SM Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services is an emerging leader in the unregulated wholesale natural gas market, providing outstanding customer service and management of natural gas storage and capacity assets. NJR Home Services offers retail customers expert heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make the Company a leader in the competitive energy marketplace. More information on NJR can be found on their Company Web site at njliving.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR wishes to caution readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from our expectations include, but are not limited to, weather conditions, economicconditions in NJNG’s service territory, impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, environmental matters and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission, including NJR’s quarterly report on Form 10-Q filed on May 12, 2003. NJR’s Form 10-Q is available at www.sec.gov.

The Company does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

FINANCIAL RESULTS FOLLOW

J.D. Power and Associates 2002 Gas Utility Residential Customer Satisfaction Study.SM Study based on a total of 9,126 consumer responses. In the Eastern U.S., the top 15 Gas Utility companies were ranked in the study. www.jdpower.com.

NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED FINANCIAL RESULTS

	Three Months Ended		Nine Months Ended
Thousands, except per share data	June 30,		June 30,
(Unaudited)	2003	2002	2003	2002

Operating Revenues	$370,410	$442,309	$2,191,290	$1,363,920
Net Income	$4,473	$4,764	$69,040	$59,375
Earnings Per Common Share
Basic	$.16	$.18	$2.55	$2.21
Diluted	$.16	$.17	$2.51	$2.19
Average Shares Outstanding
Basic	27,135	26,937	27,056	26,846
Diluted	27,620	27,255	27,462	27,156

NJR REPORTS FISCAL THIRD-QUARTER AND FISCAL-YEAR-TO-DATE EARNINGS

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,

	2003	2002	2003	2002	2003	2002

OPERATING REVENUES	$369,660	$442,684	$2,191,290	$1,364,295	$2,658,499	$1,594,537

OPERATING EXPENSES
Gas purchases	318,293	396,304	1,923,443	1,134,667	2,355,243	1,331,990
Operation and maintenance	25,717	22,461	78,697	68,862	101,481	90,086
Depreciation and amortization	7,996	7,981	24,079	23,950	31,973	31,893
Energy and other taxes	7,989	6,213	41,852	32,819	45,825	37,583

Total operating expenses	359,995	432,959	2,068,071	1,260,298	2,534,522	1,491,552

OPERATING INCOME	9,665	9,725	123,219	103,997	123,977	102,985
Other income	637	2,149	1,014	4,197	1,386	5,629
Interest charges, net	2,958	4,054	10,743	12,509	14,790	17,058

INCOME BEFORE INCOME TAXES	7,344	7,820	113,490	95,685	110,573	91,556
Income tax provision	2,871	3,056	44,450	36,310	44,064	34,916

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING	4,473	4,764	69,040	59,375	66,509	56,640
Cumulative effect of a change in accounting for derivatives net	0	0	0	(1,347)	0	0

INCOME FROM CONTINUING OPERATIONS	4,473	4,764	69,040	58,028	66,509	56,640
Income from discontinued operations, net	0	0	0	0	0	0

NET INCOME	$4,473	$4,764	$69,040	$59,375	$66,509	$56,640

EARNINGS PER COMMON SHARE
INCOME BEFORE ACCOUNTING CHANGE	$0.00	$0.74	$2.21	$2.12	$0.00	$2.04
BASIC	$0.16	$0.18	$2.55	$2.21	$2.46	$2.11
INCOME BEFORE ACCOUNTING CHANGE	$0.00	$0.73	$2.19	$2.11	$0.00	$2.09
DILUTED	$0.16	$0.17	$2.51	$2.19	$2.43	$2.09

DIVIDENDS PER COMMON SHARE	$0.31	$0.30	$0.93	$0.90	$1.23	$1.19

AVERAGE SHARES OUTSTANDING
BASIC	27,135	26,937	27,056	26,846	27,017	26,810
DILUTED	27,620	27,255	27,462	27,156	27,402	27,105

NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

NEW JERSEY RESOURCES CORPORATION

Unaudited		Three Months Ended				Nine Months Ended
		June 30,				June 30,
(Thousands, except per-share data)		2003		2002		2003		2002

Operating Revenues
New Jersey Natural Gas Company		$120,055		$144,199		$680,934		$653,756
NJR Energy Services Company		244,479		294,185		1,498,695		696,654
Retail & Other		5,149		4,330		15,330		14,035

Sub-total		369,683		442,714		2,194,959		1,364,445

Intercompany Eliminations		(23)		(30)		(3,669)		(150)

Total		$369,660		$442,684		$2,191,290		$1,364,295

Operating Income
New Jersey Natural Gas Company		$9,450		$7,267		$102,682		$90,267
NJR Energy Services Company		(522)		1,785		18,859		10,532
Retail & Other		737		673		1,678		3,198

Total		$9,665		$9,725		$123,219		$103,997

Net Income
New Jersey Natural Gas Company		$4,507		$3,062		$58,191		$51,415
NJR Energy Services Company		(98)		853		11,056		6,024
Retail & Other		64		849		(207)		1,936

Total		$4,473		$4,764		$69,040		$59,375

Throughput (Bcf)
NJNG, Core Customers		12.4		10.6		67.7		54.1
NJNG, Off System/Capacity Management		3.8		19.4		30.2		75.8
NJRES Fuel Mgmt. and Wholesale Sales		43.5		82.2		259.5		230.0

Total		59.7		112.2		357.4		359.9

Common Stock Data
Dividend Yield at June 30		3.5%		4.0%		3.5%		4.0%
Market Price
High		$36.60		$32.70		$36.60		$32.70
Low	$32.25		$28.93		$29.52		$28.93
Close at June 30		$35.50		$29.85		$35.50		$29.85
Shares Out. at June 30		27,147		26,893		27,147		26,893
Market Cap. at June 30		$963,719		$802,756		$963,719		$802,756

NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

NEW JERSEY NATURAL GAS COMPANY

	Three Months Ended		Nine Months Ended
Unaudited	June 30,		June 30,
(Thousands, except customer & weather data)	2003	2002	2003	2002

Operating Revenues
Residential	$77,368	$55,991	$403,724	$331,565
Commercial, Industrial & Other	10,840	11,909	84,795	72,718
Firm Transportation	7,215	5,303	29,774	20,213

Sub-Total	95,423	73,203	518,293	424,496
Interruptible	1,626	2,967	4,061	4,995

Total System Revenues	97,049	76,170	522,354	429,491

Off System	23,006	68,029	158,580	224,265

TOTAL REVENUES	$120,055	$144,199	$680,934	$653,756

Gross Margin and Operating Income
Residential	$25,548	$23,555	$134,311	$125,598
Commercial, Industrial & Other	4,866	4,487	25,583	23,924
Firm Transportation	6,526	4,930	26,140	18,656

Sub-Total	36,940	32,972	186,034	168,178
Interruptible	231	237	529	659

Total System Margin	37,171	33,209	186,563	168,837

Off System/Capacity Management/FRM	1,245	886	4,169	3,762

TOTAL GROSS MARGIN	38,416	34,095	190,732	172,599

Operation and maintenance expense	20,561	18,400	62,644	57,136
Depreciation and amortization	7,799	7,786	23,480	23,359
Other taxes not reflected in gross margin	606	642	1,926	1,837

OPERATING INCOME	$9,450	$7,267	$102,682	$90,267

Throughput (Bcf)
Residential	7.8	5.5	43.9	32.8
Commercial, Industrial & Other	1.1	1.2	9.5	7.6
Firm Transportation	1.9	1.2	9.7	6.3

Sub-Total	10.8	7.9	63.1	46.7
Interruptible	1.6	2.7	4.6	7.4

Total System Throughput	12.4	10.6	67.7	54.1

Off System/Capacity Management	3.8	19.4	30.2	75.8

TOTAL THROUGHPUT	16.2	30.0	97.9	129.9

Customers
Residential	393,284	391,792	393,284	391,792
Commercial, Industrial & Other	25,540	24,594	25,540	24,594
Firm Transportation	23,313	16,006	23,313	16,006

Sub-Total	442,137	432,392	442,137	432,392
Interruptible	51	52	51	52

Total System Customers	442,188	432,444	442,188	432,444

Off System/Capacity Management	29	28	29	28

TOTAL CUSTOMERS	442,217	432,472	442,217	432,472

NJR REPORTS FISCAL THIRD-QUARTER AND YEAR-TO-DATE EARNINGS

NEW JERSEY NATURAL GAS COMPANY

	Three Months Ended		Nine Months Ended
Unaudited	June 30,		June 30,
(Thousands, except customer & weather data)	2003	2002	2003	2002

Degree Days
Actual	703	510	5,332	3,951
Normal	547	556	4,683	4,749

Percent of Normal	128.5%	91.7%	113.9%	83.2%

NJR ENERGY SERVICES COMPANY
Revenues	$244,479	$294,185	$1,498,695	$696,654

Operating Income	$(522)	$1,785	$18,859	$10,532

Net Income	$(98)	$853	$11,056	$6,024

Gas Sold and Managed (Bcf)	43.5	82.2	259.5	230.0

RETAIL & OTHER
Revenues	$5,149	$4,330	$15,330	$14,035

Operating Income	$737	$673	$1,678	$3,198

Net Income	$64	$849	$(207)	$1,936

Total Customers at June 30	139,177	133,463	139,177	133,463